AEP Reports 2014 Third-Quarter Earnings; Narrows 2014 Operating Earnings Guidance Range

- Third-quarter 2014 GAAP and operating earnings $1.01 per share

- Infrastructure investment continues to support earnings growth

- 2014 operating earnings guidance range narrowed to $3.40 to $3.50 per share from $3.35 to $3.55 per share

COLUMBUS, Ohio, Oct. 23, 2014 /PRNewswire/ --

AMERICAN ELECTRIC POWER Preliminary, unaudited results
		Third-quarter ended Sept. 30			Year-to-date ended Sept. 30
		2014	2013	Variance	2014	2013	Variance
Revenue ($ in billions):		4.3	4.2	0.1	13.0	11.6	1.4
Earnings ($ in millions):
	GAAP	493	433	60	1,443	1,134	309
	Operating	493	533	(40)	1,443	1,277	166
EPS ($):
	GAAP	1.01	0.89	0.12	2.95	2.33	0.62
	Operating	1.01	1.10	(0.09)	2.95	2.63	0.32
EPS based on 489mm shares Q3 2014, 487mm in Q3 2013, 488mm in YTD 2014 and 486mm in YTD 2013

American Electric Power (NYSE: AEP) today reported third-quarter 2014 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $493 million or $1.01 per share, compared with $0.89 per share or $433 million in third-quarter 2013, an increase of 13 percent in earnings per share.

Operating earnings (GAAP earnings excluding special items) for third-quarter 2014 were the same as GAAP earnings of $493 million or $1.01 per share, compared with third-quarter 2013 operating earnings of $1.10 per share or $533 million.

A full reconciliation of 2014 and 2013 GAAP earnings with operating earnings for the quarter and year to date is included in tables at the end of this news release.

"Our solid operational and financial performance in the third quarter reflects the ongoing, steady success of our regulated earnings growth strategy. Our third-quarter 2014 operating results are down compared with 2013, due to the mild summer and our plan to accelerate spending and shift costs from future years into 2014. However, year-to-date operating results are strong. AEP's Board of Directors voted earlier this week to increase our quarterly dividend by 3 cents to 53 cents per share, a 6 percent boost for our shareholders on an annual basis," said Nicholas K. Akins, AEP chairman, president and chief executive officer.

"We continue to see some economic improvement in the states where we operate, primarily in areas with shale gas operations. Excluding the 2013 closure of our largest industrial customer, overall industrial sales increased nearly 5 percent in the third quarter, marking the fourth consecutive quarter with positive industrial sales growth. Commercial sales increased slightly for the fifth consecutive quarter, while residential sales growth continues to lag," Akins said.

"Our infrastructure investments, both at our operating companies and through our transmission business, continue to contribute to earnings. AEP Transmission Holding Co.'s net plant assets are now approximately $2.4 billion, an increase of 83 percent from the same period last year. Year to date, AEP Transmission Holding Co. has increased earnings by 12 cents per share, and we expect to realize earnings per share of approximately 30 cents from this business for the year," Akins said.

EARNINGS GUIDANCE

Management narrowed its 2014 operating earnings guidance range to $3.40 to $3.50 per share from $3.35 to $3.55 per share. In providing operating earnings guidance, there could be differences between operating earnings and GAAP earnings for matters such as, but not limited to, impairments or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY OF RESULTS BY SEGMENT $ in millions
GAAP Earnings	3Q 14	3Q 13	Variance	YTD 14	YTD 13	Variance
Vertically Integrated Utilities(a)	219	173	46	651	505	146
Transmission & Distribution Utilities (b)	92	119	(27)	279	281	(2)
AEP Transmission Holdco (c)	43	22	21	114	53	61
Generation & Marketing (d)	117	112	5	378	188	190
AEP River Operations (e)	11	(1)	12	17	(12)	29
All Other	11	8	3	4	119	(115)
Total GAAP Earnings	493	433	60	1,443	1,134	309

Operating Earnings	3Q 14	3Q 13	Variance	YTD 14	YTD 13	Variance
Vertically Integrated Utilities	219	273	(54)	651	627	24
Transmission & Distribution Utilities	92	119	(27)	279	280	(1)
AEP Transmission Holdco	43	22	21	114	53	61
Generation & Marketing	117	112	5	378	291	87
AEP River Operations	11	(1)	12	17	(12)	29
All Other	11	8	3	4	38	(34)
Total Operating Earnings	493	533	(40)	1,443	1,277	166
A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

(a) Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Company of Oklahoma, Southwestern Electric Power and Wheeling Power.
(b) Includes Ohio Power, AEP Texas Central and AEP Texas North.
(c) Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures.
(d) Includes nonregulated generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO.
(e) Includes commercial barging operations.

Operating earnings from Vertically Integrated Utilities for third-quarter 2014 decreased $54 million compared with the same period in 2013. This reflects the impact of shifting costs from future years primarily related to plant maintenance and forestry expenses, as well as the impact of cooler temperatures across most of AEP's service territory.

Operating earnings from Transmission & Distribution Utilities for third-quarter 2014 decreased $27 million compared with the same period in 2013, including a regulatory provision recorded in the third quarter of 2014.

Operating earnings from AEP Transmission Holdco for third-quarter 2014 increased $21 million compared with the same period in 2013, largely from increased investment.

Operating earnings from Generation & Marketing for third-quarter 2014 increased $5 million compared with the same period in 2013, primarily due to increased margins.

Operating earnings from AEP River Operations for third-quarter 2014 increased $12 million compared with the same period in 2013, mainly driven by improvements in barge freight demand.

OPERATING MARGIN FROM VERTICALLY INTEGRATED UTILITIES $ in millions
	3Q 14	3Q 13	Variance	YTD 14	YTD 13	Variance
Retail and FERC Margins	1,299	1,276	23	3,763	3,577	186
Off-System Sales	37	22	15	176	55	121
Transmission Revenue	72	71	1	204	187	17
Other Operating Revenue	32	44	(12)	107	146	(39)
Vertically Integrated Utilities Operating Margin	1,440	1,413	27	4,250	3,965	285

Margin represents total revenues less the related direct cost of fuel, including consumption of chemicals and emissions allowances and purchased power.

Retail and FERC Margins – Retail and FERC margins for third-quarter 2014 were $23 million higher than for the same period in 2013, largely from the continuing impact of favorable rate decisions, partially offset by a decrease in weather-related electricity usage.

Off-System Sales – Margins from off-system sales increased $15 million in third-quarter 2014 compared with third-quarter 2013, mainly driven by lower margin sharing.

OPERATING MARGIN FROM TRANSMISSION & DISTRIBUTION UTILITIES $ in millions
	3Q 14	3Q 13	Variance	YTD 14	YTD 13	Variance
Retail and FERC Margins	597	573	24	1,712	1,543	169
Off-System Sales	10	9	1	35	32	3
Transmission Revenue	101	89	12	305	246	59
Other Operating Revenue	119	118	1	322	312	10
Transmission & Distribution Utilities Operating Margin	827	789	38	2,374	2,133	241

Margin represents total revenues less the related direct cost of fuel, including consumption of chemicals and emissions allowances, amortization of generation deferrals and purchased power.

Retail and FERC Margins – Retail and FERC margins for third-quarter 2014 were $24 million higher than for the same period in 2013, largely from the continuing impact of favorable rate decisions.

Transmission Revenue – Transmission revenues were $12 million higher in third-quarter 2014 compared with the same period in the prior year, primarily due to increased transmission revenues from Ohio customers who switched to alternative Competitive Retail Electric Service providers and increased transmission investment.

OPERATING MARGIN FROM GENERATION & MARKETING $ in millions
	3Q 14	3Q 13	Variance	YTD 14	YTD 13	Variance
Generation & Marketing Operating Margin	372	353	19	1171	1,049	122

Margin represents total revenues less the related direct cost of fuel, including consumption of chemicals and emissions allowances and purchased power.

Generation & Marketing – Generation & Marketing margins increased $19 million in third-quarter 2014 compared with the same period in the prior year due to decreased fuel prices and favorable hedging activity.

SELECT OTHER OPERATING EXPENSES

The following expense categories within the Vertically Integrated Utilities segment had significant fluctuations in 2014 compared with 2013 (dollars in millions):

	3Q 14	3Q 13	Variance	YTD 14	YTD 13	Variance
Operations and Maintenance Expense	615	524	91	1,809	1,620	189
Depreciation and Amortization	257	233	24	772	702	70

Operations and Maintenance expenses in third-quarter 2014 for the Vertically Integrated Utilities segment were $91 million higher compared with the same period in 2013, mainly driven by increases in transmission expenses and generation maintenance expenses.

Depreciation and Amortization expenses for the third-quarter 2014 for the Vertically Integrated Utilities segment increased by $24 million compared with the same period in 2013, primarily because of increases in the depreciable base.

The following expense categories within the Transmission & Distribution Utilities segment had significant fluctuations in 2014 compared with 2013 (dollars in millions):

	3Q 14	3Q 13	Variance	YTD 14	YTD 13	Variance
Operations and Maintenance Expense	329	254	75	920	719	201
Depreciation and Amortization	182	165	17	499	449	50
Taxes Other Than Income Taxes	117	119	(2)	344	328	16

Operations and Maintenance expenses in third-quarter 2014 for the Transmission & Distribution Utilities segment were $75 million higher compared with the same period in 2013, primarily due to increases in transmission expenses recovered dollar-for-dollar in rate recovery riders/trackers.

Depreciation and Amortization expenses for the third-quarter 2014 for the Transmission & Distribution Utilities segment increased by $17 million compared with the same period in 2013, mainly from increases in amortization related to Ohio and Texas securitizations as well as increases in the depreciable base.

WEBCAST

American Electric Power's quarterly conference call with financial analysts and investors will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/webcasts.

The call will be archived on http://www.aep.com/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5.3 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a more than 40,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

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AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. The company's operating earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide another representation of the company's performance. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses operating earnings data internally to measure performance against budget and to report to AEP's Board of Directors.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate, growth or contraction within and changes in market demand and demographic patterns in AEP's service territory; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of retail competition; weather conditions, including storms and drought conditions, and AEP's ability to recover significant storm restoration costs; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity and transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, or additional regulation of fly ash and similar combustion products that could impact the continued operation, cost recovery, and/or profitability of AEP's generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity and other energy-related commodities; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing, alternative or distributed sources of generation; AEP's ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for capacity and electricity, coal, and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; the transition to market for generation in Ohio, including the implementation of ESPs; AEP's ability to successfully and profitably manage its separate competitive generation assets; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the 3rd Quarter 2014
Reconciliation of GAAP to Operating Earnings

		2014
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		219.0	92.0	43.0	117.0	11.0	11.0	493.0	$ 1.01

Special Items
Mark-to-Market Impact of Economic Hedging Activities	a	-	-	-	-	-	-	-	$ -

Total Special Items		-	-		-	-	-	-	$ -

Operating Earnings		219.0	92.0	43.0	117.0	11.0	11.0	493.0	$ 1.01

Financial Results for the 3rd Quarter 2013
Reconciliation of GAAP to Operating Earnings

		2013
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		173.0	119.0	22.0	112.0	(1.0)	8.0	433.0	$ 0.89

Special Items
Turk Plant Impairment	b	79.0	-	-	-	-	-	79.0	$ 0.17
Big Sandy FGD Impairment	b	21.0	-	-	-	-	-	21.0	$ 0.04

Total Special Items		100.0	-		-	-	-	100.0	$ 0.21

Operating Earnings		273.0	119.0	22.0	112.0	(1.0)	8.0	533.0	$ 1.10

a	Reflected in Revenues, and Income Tax Expense
b	Reflected in Asset Impairments and Other Related Charges, and Income Tax Expense.

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ending September 30,
ENERGY & DELIVERY SUMMARY	2014	2013		Change

Vertically Integrated Utilities
RetailElectric (in millions of kWh):
Residential	8,505	9,043		(5.9%)
Commercial	6,743	6,910		(2.4%)
Industrial	8,962	8,634		3.8%
Miscellaneous	608	602		1.0%
Total Retail	24,818	25,189		(1.5%)

WholesaleElectric (in millions of kWh): (a)	8,632	N.M.	(c)

Total KWHs	33,450

Transmission & Distribution Utilities
RetailElectric (in millions of kWh):
Residential	7,194	7,371		(2.4%)
Commercial	6,796	6,827		(0.5%)
Industrial	5,489	5,648		(2.8%)
Miscellaneous	187	195		(4.1%)
Total Retail (b)	19,666	20,041		(1.9%)

WholesaleElectric (in millions of kWh): (a)	575	N.M.	(c)

Total KWHs	20,241

(a)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.
(b)	Represents energy delivered to distribution customers.
(c)	2014 is not comparable to 2013 due to the 2013 asset transfers related to corporate separation on December 31, 2013 and the termination of the pool agreement effective January 1, 2014.

American Electric Power

Financial Results for Year-to-Date 2014
Reconciliation of GAAP to Operating Earnings

		2014
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		651.0	279.0	114.0	378.0	17.0	4.0	1,443.0	$ 2.95

Special Items
Mark-to-Market Impact of Economic Hedging Activities	a	-	-	-	-	-	-	-	-

Total Special Items		-	-		-	-	-	-	$ -

Operating Earnings		651.0	279.0	114.0	378.0	17.0	4.0	1,443.0	$ 2.95

Financial Results for Year-to-Date 2013
Reconciliation of GAAP to Operating Earnings

		2013
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		505.0	281.0	53.0	188.0	(12.0)	119.0	1,134.0	$ 2.33

Special Items
Restructuring Program	d	3.0	(1.0)	-	4.0	-	(1.0)	5.0	0.01
Reversal of Storm Deferral - Virginia	d	19.0	-	-	-	-	-	19.0	0.04
UK Windfall Taxes	b	-	-	-	-	-	(80.0)	(80.0)	(0.16)
Muskingum River Plant Unit 5 Impairment	c	-	-	-	99.0	-	-	99.0	0.20
Turk Plant Impairment	c	79.0	-	-	-	-	-	79.0	0.17
Big Sandy FGD Impairment	c	21.0	-	-	-	-	-	21.0	0.04

Total Special Items		122.0	(1.0)		103.0	-	(81.0)	143.0	$ 0.30

Operating Earnings		627.0	280.0	53.0	291.0	(12.0)	38.0	1,277.0	$ 2.63

a	Reflected in Revenues, and Income Tax Expense
b	Reflected in Income Tax Expense
c	Reflected in Asset Impairments and Other Related Charges, and Income Tax Expense.
d	Reflected in Maintenance and Other Operation, and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Nine Months Ending September 30,
ENERGY & DELIVERY SUMMARY	2014	2013		Change

Vertically Integrated Utilities
RetailElectric (in millions of kWh):
Residential	26,126	25,710		1.6%
Commercial	18,980	18,913		0.4%
Industrial	26,319	25,602		2.8%
Miscellaneous	1,740	1,717		1.3%
Total Retail	73,165	71,942		1.7%

WholesaleElectric (in millions of kWh): (a)	27,418	N.M.	(c)

Transmission & Distribution Utilities
RetailElectric (in millions of kWh):
Residential	20,280	19,589		3.5%
Commercial	19,012	18,693		1.7%
Industrial	16,262	17,277		(5.9%)
Miscellaneous	540	535		0.9%
Total Retail (b)	56,094	56,094		0.0%

WholesaleElectric (in millions of kWh): (a)	1,727	N.M.	(c)

(a)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.
(b)	Represents energy delivered to distribution customers.
(c)	2014 is not comparable to 2013 due to the 2013 asset transfers related to corporate separation on December 31, 2013 and the termination of the pool agreement effective January 1, 2014.

CONTACT: MEDIA CONTACT: Melissa McHenry, Director, External Communications, 614/716-1120, or ANALYSTS CONTACT: Bette Jo Rozsa, Managing Director, Investor Relations, 614/716-2840